         Exhibit 10.6

AMENDMENT NO. 1
TO
LINCOLN ELECTRIC HOLDINGS, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(AS AMENDED AND RESTATED AS OF DECEMBER 31, 2008)

WHEREAS, Lincoln Electric Holdings, Inc. (the “Company”) maintains the Lincoln Electric Holdings, Inc. Supplement Executive Retirement Plan, as amended and restated as of December 31, 2008 (the “Plan”);
WHEREAS, the Company has reserved the right pursuant to Section 9.1 of the Plan to amend the Plan in any manner by resolution of its Board of Directors;
WHEREAS, the Board of Directors has authorized an amendment to the Plan to (i) freeze all benefit accruals under the Plan prior to the end of 2016, (ii) fully vest the benefit of each active participant who has accrued a benefit as of the date of the freeze, (iii) convert the value of each such participant’s frozen benefit to a notional account balance in accordance with assumptions prescribed by the Chairman, President and Chief Executive Officer and the Executive Vice President, Chief Human Resources Officer, and (iv) credit the notional account of each such participant with earnings, gains and losses as determined by the Chairman, President and Chief Executive Officer and the Executive Vice President, Chief Human Resources Officer, until the time that the participant’s Plan benefit is payable pursuant to the provisions of the Plan;
NOW THEREFORE, the Company hereby adopts this Amendment No. 1 to the Plan as hereinafter provided, effective as of the close of business on November 30, 2016:
(1) The definition of “Account” in Section 2.1 of the Plan is hereby amended in its entirety to read as follows:
“Account” means the account established on behalf of the Participant as described in Section 4.6 or Section 5.3, as applicable.”
(2) Section 3.1 of the Plan is hereby amended by inserting the following new sentence at the end thereof:
“Notwithstanding the preceding provisions of this Section or any other provision of the Plan to the contrary, no employee shall be eligible to become a Participant in the Plan on or after November 30, 2016.”
(3) Article IV of the Plan is hereby amended by inserting the following new Sections at the end thereof:

“Section 4.6 Freeze of Accruals and Conversion to Accounts. Notwithstanding the preceding provisions of this Article IV or any other provision of the Plan to the contrary, effective as of the close of business on November 30, 2016 (the “Freeze Date”), the following provisions of this Section 4.6 shall apply.
(a) As of the Freeze Date, all future benefit accruals with respect to each Participant under the Plan shall cease.
(b) The Benefit as of the Freeze Date of each Participant who as of the Freeze Date is an employee of the Controlled Group and has a Benefit in excess of $0 shall be fully vested on the Freeze Date (subject to Section 4.3(b)(i) of the Plan).
(c) The Benefit as of the Freeze Date of each Participant who as of the Freeze Date is an employee of the Controlled Group and has a Benefit in excess of $0 shall be converted to a single sum, effective as of December 1, 2016, in the amount set forth opposite each such Participant’s name on Exhibit B hereto. The Benefit as of the Freeze Date of any Participant that is equal to $0 shall remain $0 on and after the Freeze Date. The single sum amounts set forth on Exhibit B shall be credited to a notional Account established and maintained for each such Participant commencing on December 1, 2016. The single sum amounts shown on Exhibit B were determined in accordance with assumptions designated by the Chairman, President and Chief Executive Officer, and the Executive Vice President, Chief Human Resources Officer (the “Authorized Officers”) and approved by the Board, including projecting to December 31, 2016 the Participant’s Compensation, Qualified Plan Benefit and the Social Security Benefit to calculate the present value of the projected accrued benefit as of December 31, 2016. Further, the Authorized Officers determined that the single sum amount shown on Exhibit B for each Participant is not less than the Actuarial Equivalent of the Participant’s Benefit as of the Freeze Date.
    (d) The notional Account established for each Participant pursuant to Section 4.6(c) shall be (i) deemed to be invested in accordance with the deemed investments and procedures established by the Committee that are similar to the deemed investments and procedures established by the Committee pursuant to the Company’s 2005 Deferred Compensation Plan for Executives, and (ii) credited with earnings, gains and losses in accordance with such deemed investments. Neither the Participant nor his beneficiary(s) shall have any interest or right in any such Account at any time and all amounts credited to such Accounts shall remain assets of the Employer subject to the claims of such Employer’s general creditors.
(e) The notional Accounts established for each Participant shall be distributed in the same form and at the same time that such Participant’s Benefit would have been distributed without regard to this Section 4.6.
(f) The preceding provisions of this Section 4.6 shall have no effect on any Benefit of a Participant or beneficiary that was distributed or commenced to be distributed prior to December 1, 2016.”

(4) Section 5.3 of the Plan is hereby amended by inserting the following new sentence at the end thereof:
“ Notwithstanding the preceding provisions of this Section or any other provision of the Plan to the contrary, no Account shall be established pursuant to this Section 5.3 on or after December 1, 2016.”
(5) The Plan is hereby amended by inserting an Exhibit B at the end thereof in the form attached hereto.
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IN WITNESS WHEREOF, Lincoln Electric Holdings, Inc. has caused this Amendment No. 1 to be executed on this _______ day of November, 2016.

LINCOLN ELECTRIC HOLDINGS, INC.

By:_________________________________________
Title: Chairman, President and Chief Executive Officer

By:__________________________________________
Title: Executive Vice President, Chief Human Resources Officer

Exhibit B
to the Lincoln Electric Holdings, Inc.
Supplemental Executive Retirement Plan
Beginning Balances for Accounts Established as of December 1, 2016

Participant’s Name            Participant’s Account Balance as of December 1, 2016
Frederick Stueber                    $4,319,580
George Blankenship                    $3,758,738
Vincent Petrella                    $2,175,968
Thomas Flohn                        $1,377,703